Exhibit 99.1

Ascent Industries Reports Second Quarter 2026 Results; Year-Over-Year Net Sales Increase 37.6% and Adjusted EBITDA Improves by $1.8 Million

Sequentially, legacy net sales increased approximately 22% and gross margin expanded approximately 710 basis points; Midwest Graphic Sales was immediately accretive to Adjusted EBITDA.

Schaumburg, Illinois, August 4, 2026 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), a specialty chemicals platform delivering differentiated, performance-driven chemical solutions, is reporting its results for the second quarter ended June 30, 2026.

Second Quarter 2026 Summary1

(in millions, except per share and margin)	Q2 2026	Q2 2025	Change
Net Sales	$25.7	$18.7	37.6%
Gross Profit	$5.5	$4.9	14.0%
Gross Profit Margin	21.6%	26.1%	-447bps
Net Income (Loss)	$0.7	$(2.4)	127.4%
Diluted Income (Loss) per Share	$0.07	$(0.25)	129.3%
Adjusted EBITDA	$1.5	$(0.3)	+$1.8M
Adjusted EBITDA Margin	5.7%	(1.8)%	+745bps
______________
1On May 4, 2026, the Company closed on a transaction to acquire substantially all of the assets of Midwest Graphic Sales, Inc and Sigma Coatings, Inc. (together "Midwest"). The second quarter of 2026 included $1.9 million in net sales, no net income and $0.3 million in Adjusted EBITDA from the acquisition of Midwest.

Management Commentary
“The second quarter was one of the strongest in our recent history, reflecting continued improvement across the business,” said J. Bryan Kitchen, President and Chief Executive Officer of Ascent Industries Co. “Sequentially, legacy net sales increased approximately 22% and gross margin expanded approximately 710 basis points, while volume, average selling price, gross profit and Adjusted EBITDA also improved. Despite a specialty chemicals market that remains soft, year over year net sales increased approximately 28%, total gross profit increased 14%, and Adjusted EBITDA improved by $1.8 million. On a trailing-twelve-month basis, the company saw record highs for volume, net sales, gross profit and Adjusted EBITDA from Continuing Operations.”

"The sequential improvement in gross margin demonstrates that our optimization initiatives are beginning to translate growth into stronger earnings," Kitchen added. "Although gross margin remains below both the prior-year level and our long-term expectations, our priorities remain unchanged. Commercial execution is creating profitable growth opportunities, while our operations teams apply the same standardize, simplify and optimize playbook that transformed our operating foundation over the past two years. Growth creates the opportunity. Optimization converts that opportunity into earnings. As reported last quarter, our platform-wide optimization initiative remains on track to achieve a run-rate improvement of approximately $3 million to $5 million in annualized gross profit improvement by the end of 2026. As we continue to grow, each operational improvement expands the earnings power of the platform and compounds long-term shareholder returns."

“The successful integration of the Midwest Graphic Sales acquisition further reinforces our disciplined acquisition strategy,” Kitchen continued. “In the first two months since we closed, the business performed in line with our expectations, positively contributing to gross profit and Adjusted EBITDA. Back-office integration was completed a full quarter ahead of our original commitment, the manufacturing transition remains on schedule, and our teams are already developing opportunities beyond the original underwriting case. We are building a combined business that is more capable and more valuable than either company could have become independently.”

Kitchen concluded, “Our strategy remains unchanged. What has changed is the evidence that it is delivering the outcomes we envisioned. Over the past two years, we have systematically improved the quality of our portfolio, strengthened our commercial execution, enhanced our operational excellence and applied disciplined capital allocation. Together, these capabilities are reinforcing one another, creating a higher-quality business capable of delivering consistent growth, higher returns on invested capital and greater long-term shareholder value across market cycles.”

Second Quarter 2026 Financial Results
Net sales from continuing operations were $25.7 million compared to $18.7 million in the second quarter of 2025. The increase was a result of increases in volume and average selling prices.

Gross profit from continuing operations increased 14.0% to $5.5 million, or 21.6% of net sales, compared to $4.9 million, or 26.1% of net sales, in the second quarter of 2025. The increase in dollars was primarily driven by increases in cost recovery in the period due to increased production, reductions in utilities, and repairs and maintenance partially offset by increases in labor and overhead.

Net income from continuing operations increased to $0.7 million compared to a net loss of ($2.4) million in the second quarter of 2025. Diluted earnings per share increased to $0.07 in the second quarter of 2026 compared to a diluted loss per share of ($0.25) in the second quarter of 2025.

Adjusted EBITDA from continuing operations increased to $1.5 million in the second quarter of 2026, with adjusted EBITDA margin increasing to 5.7% compared to (1.8)% in the prior year period. The increase was primarily driven by the aforementioned increase in gross profit as well as reductions in SG&A in the current year.

Liquidity
As of June 30, 2026, the Company had $28.1 million in cash and cash equivalents, no debt outstanding under its revolving credit facilities and had $17.9 million in availability under its revolving credit facility.

For the quarter ended June 30, 2026, the Company repurchased 209,868 shares at an average cost of $13.80 per share for approximately $2.9 million.

Conference Call
Ascent will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the second quarter ended June 30, 2026.

Ascent management will host the conference call, followed by a question-and-answer period.

Date: Tuesday, August 4, 2026
Time: 5:00 p.m. Eastern time
Live Call Registration Link: Here
Webcast Registration Link: Here

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Investor Relations at 1-630-884-9181.

The conference call will also be broadcast live and available for replay via the webcast registration link above. The webcast will be archived for one year in the investor relations section of the Company’s website at www.ascentco.com.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a specialty chemicals platform delivering differentiated, performance-driven chemical solutions. For more information about Ascent, please visit its website at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
We define "EBITDA" as earnings before interest, income taxes, depreciation and amortization. We define "Adjusted EBITDA" as EBITDA further adjusted for the impact of non-cash and other items we do not consider in our evaluation of ongoing performance. These items include: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, shelf registration costs, loss on extinguishment of debt, retention costs and restructuring and severance costs from net income. We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate EBITDA and Adjusted EBITDA in the same manner. We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and investors' understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

Investor Relations
1-630-884-9181
investorrelations@ascentco.com

Ascent Industries Co.
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	(Unaudited)
	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$28,069	$57,606
Accounts receivable, net of allowance for credit losses of $119 and $1,004, respectively	18,642	10,040
Advances and other receivables	5,406	5,389
Inventories	10,488	8,742
Prepaid expenses and other current assets	2,115	1,243
Total current assets	64,720	83,020
Property, plant and equipment, net	15,693	15,762
Right-of-use assets, operating leases, net	9,074	9,368
Goodwill	4,735	—
Intangible assets, net	10,008	2,833
Deferred income taxes	279	—
Deferred charges, net	301	401
Other non-current assets, net	1,506	553
Total assets	$106,316	$111,937

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$9,125	$5,490
Accrued expenses and other current liabilities	3,689	5,389
Deferred revenue	34	—
Current portion of note payable	997	433
Current portion of operating lease liabilities	754	712
Current portion of finance lease liabilities	340	331
Total current liabilities	14,939	12,355
Long-term portion of operating lease liabilities	11,105	11,496
Long-term portion of finance lease liabilities	635	808
Deferred income taxes	—	241
Other long-term liabilities	41	45
Total non-current liabilities	11,781	12,590
Total liabilities	$26,720	$24,945

Commitments and contingencies

Shareholders' equity:
Common stock, par value $1 per share; 24,000,000 shares authorized; 9,009,453 and 9,400,898 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	$11,085	$11,085
Capital in excess of par value	47,791	48,276
Retained earnings	44,476	45,786
	103,352	105,147
Less: cost of common stock in treasury - 2,075,650 and 1,684,205 shares, respectively	(23,756)	(18,155)
Total shareholders' equity	79,596	86,992
Total liabilities and shareholders' equity	$106,316	$111,937
Note: The condensed consolidated balance sheets at December 31, 2025 have been derived from the audited consolidated financial statements at that date.

Ascent Industries Co.
Condensed Consolidated Statements of Income (Loss)
($ in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$25,667	$18,652	$45,083	$36,486
Cost of sales	20,119	13,786	36,723	28,553
Gross profit	5,548	4,866	8,360	7,933
Selling, general and administrative	5,527	6,444	10,650	11,315
Research and development	107	—	170	—
Acquisition costs and other	176	31	177	268
Asset impairments	—	1,622	—	1,622
Gain on lease modification	—	(544)	—	(544)
Operating loss from continuing operations	(262)	(2,687)	(2,637)	(4,728)
Other expense (income)
Interest (income) expense, net	(155)	(15)	(448)	99
Other, net	(176)	(136)	(392)	(285)
Income (loss) from continuing operations before income taxes	69	(2,536)	(1,797)	(4,542)
Income tax benefit	(601)	(89)	(487)	(89)
Income (loss) from continuing operations	670	(2,447)	(1,310)	(4,453)
Income from discontinued operations, net of tax	—	8,733	—	8,446
Net income (loss)	$670	$6,286	$(1,310)	$3,993

Net income (loss) per common share from continuing operations:
Basic	$0.07	$(0.25)	$(0.14)	$(0.45)
Diluted	$0.07	$(0.25)	$(0.14)	$(0.45)

Net income per common share from discontinued operations:
Basic	$—	$0.90	$—	$0.85
Diluted	$—	$0.90	$—	$0.85

Net income (loss) per common share:
Basic	$0.07	$0.65	$(0.14)	$0.40
Diluted	$0.07	$0.65	$(0.14)	$0.40

Weighted average shares outstanding:
Basic	9,047	9,751	9,232	9,913
Diluted	9,114	9,751	9,232	9,913

Adjusted EBITDA[1]	$1,451	$(335)	$489	$(802)
1We define "EBITDA" as earnings before interest, income taxes, depreciation and amortization. We define "Adjusted EBITDA" as EBITDA further adjusted for the impact of non-cash and other items we do not consider in our evaluation of ongoing performance. These items include: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, shelf registration costs, loss on extinguishment of debt, retention costs and restructuring and severance costs from net income. We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate EBITDA and Adjusted EBITDA in the same manner. We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and investors' understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

Ascent Industries Co.
Consolidated Statements of Cash Flows
($ in thousands)

	(Unaudited)
	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(1,310)	$3,993
Income from discontinued operations, net of tax	—	8,446
Net loss from continuing operations	(1,310)	(4,453)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	1,737	1,870
Amortization expense	490	306
Amortization of debt issuance costs	100	179
Asset impairments	—	1,622
Deferred income taxes	(487)	(90)
Reduction of losses on accounts receivable	(961)	(506)
Non-cash lease expense	(51)	(1)
Stock-based compensation expense	366	222
Changes in operating assets and liabilities:
Accounts receivable and advances	(6,458)	(4,908)
Inventories	(1,134)	(939)
Other assets and liabilities	(783)	(1,937)
Accounts payable	2,584	(1,712)
Accrued expenses	(2,006)	1,387
Accrued income taxes	189	19
Net cash used in operating activities - continuing operations	(7,724)	(8,941)
Net cash provided by operating activities - discontinued operations	—	6,845
Net cash used in operating activities	(7,724)	(2,096)
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,176)	(466)
Acquisitions, net of cash acquired	(13,536)	—
Net cash used in investing activities - continuing operations	(14,712)	(466)
Net cash provided by investing activities - discontinued operations	—	54,425
Net cash provided by (used in) investing activities	(14,712)	53,959
Cash flows from financing activities:
Borrowings from credit facilities	54,850	89,670
Proceeds from note payable	997	1,085
Proceeds from exercise of stock options	398	—
Payments on credit facilities	(54,850)	(89,670)
Payments on note payable	(433)	(370)
Principal payments on finance lease obligations	(163)	(144)
Repurchase of common stock	(6,850)	(8,044)
Net cash used in financing activities - continuing operations	(6,051)	(7,473)
Net cash used in financing activities - discontinued operations	—	(19)
Net cash used in financing activities	(6,051)	(7,492)
Increase (decrease) in cash, cash equivalents and restricted cash	(28,487)	44,371
Cash, cash equivalents and restricted cash, beginning of period	57,606	16,108
Cash, cash equivalents and restricted cash, end of period	$29,119	$60,479

Ascent Industries Co.
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA
($ in thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Consolidated
Net income (loss) from continuing operations	$670	$(2,447)	$(1,310)	$(4,453)
Adjustments:
Interest (income) expense, net	(155)	(15)	(448)	99
Income taxes	(601)	(89)	(487)	(89)
Depreciation	877	893	1,737	1,870
Amortization	373	153	490	306
EBITDA	1,164	(1,505)	(18)	(2,267)
Acquisition costs and other	176	31	177	268
Shelf registration costs	—	—	14	—
Asset impairments	—	1,622	—	1,622
Gain on lease modification	—	(544)	—	(544)
Stock-based compensation	137	86	270	120
Non-cash lease expense	(26)	(25)	(51)	(1)
Restructuring and severance costs	—	—	97	—
Adjusted EBITDA	$1,451	$(335)	$489	$(802)
% sales	5.7%	(1.8)%	1.1%	(2.2)%

Specialty Chemicals
Net income (loss)	$656	$1,499	$(1,486)	$2,237
Adjustments:
Interest expense, net	13	15	25	32
Depreciation	835	878	1,652	1,840
Amortization	373	153	490	306
EBITDA	1,877	2,545	681	4,415
Acquisition costs and other	—	—	—	92
Stock-based compensation	24	—	54	—
Non-cash lease expense	(15)	(5)	(30)	3
Restructuring and severance costs	—	—	38	—
Specialty Chemicals Adjusted EBITDA	$1,886	$2,540	$743	$4,510
% segment sales	7.3%	13.6%	1.6%	12.4%